CITIZENS FINANCIAL GROUP, INC.
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
1215 Financial Center Associates, Ltd.	OH
5801 Southfield Service Drive Corp.	DE
CFG Investment Corp.	RI
CFG Service Corp.	DE
Citizens Automobile Finance, Corp.	DE
Citizens Asset Finance, Inc.	NY
Citizens Bank, National Association	United States
Citizens Bank of Pennsylvania	PA
Citizens Capital, Inc.	MA
Citizens Charitable Foundation	RI
Citizens CT Investment Corp. IV	RI
Citizens One Community Development Corporation	NY
Citizens NH Investment Corp. IV	RI
Citizens Plaza, Inc.	RI
Citizens RI Investment Corp. IV	RI
Citizens Securities, Inc.	RI
Citizens Ventures, Incorporated	MA
Connecticut Realty Investors, Inc.	CT
Court Street Holding, Inc.	MA
CSB Investment Corp.	RI
First NH Mortgage Corp.	NH
ICX Corporation	OH
JSA Financial Corporation	MA
Lexington Savings Corp.	MA
MA Investment Corporation IV	RI
Mass Investment Corp.	RI
Minuteman Investments Corporation	MA
Montgomery Service Corporation	PA
Mountbatten Realty Corp.	DE
New England Acceptance Corporation	NH
NY Investment Corp. IV	RI
PA Investment Corp. I	RI
PA Investment Corp. II	RI
RBS Citizens Insurance Agency, Inc.	OH
RI Realty Trust, Inc.	MA
Servco, Inc.	OH
Thistle Group Holding Co.	PA
VT Investment Corp. IV	VT
Warwick Residential Mortgage Corp.	RI
West Register Citizens Corp.	DE
Windsor Realty Corp.	DE